Exhibit 99.2

                                                                           Page
                                                                          Number
                                                                          ------

INDEX TO UNAUDITED FINANCIAL STATEMENTS                                    F-1

Report of Independent Registered Accounting Firm                           F-2

Balance Sheets as of June 30, 2011 (Unaudited) and December 31, 2010       F-3

Statements of Operations for the Three and Six Month Periods Ended
June 30, 2011 and 2010 (Unaudited)                                         F-4

Condensed Consolidated Statements of Members' Equity                       F-5

Statements of Cash Flows for the Six Months Ended June 30, 2011 and
2010 (Unaudited)                                                           F-6

Notes to Unaudited Financial Statements as of June 30, 2011                F-7

                  [LETTERHEAD OF RATTRAY & ASSOCIATES CPA, LLC]



The Board of Directors
Young Aviation, LLC
4700 Hiatus Road, Suite 252
Sunrise, FL 33351

           REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I have reviewed the accompanying balance sheets of Young Aviation, LLC as of March 31, 2011 and June 30, 2011, and the related statements of operations, changes in members' equity and cash flows for the three and six months then ended. These financial statements are the responsibility of the Company's management.

I conducted my review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of Interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than in audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.


/s/ Harris F. Rattray CPA
--------------------------------------------
Harris F. Rattray CPA
Pembroke Pines, Florida
September 30, 2011

                               YOUNG AVIATION, LLC
                                 BALANCE SHEETS

                                                               June 30,         December 31,
                                                                 2011              2010
                                                               --------          --------
                                                               (unaudited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                         $    100          $  7,083
  Inventory                                                      27,705                --
  Accounts receivable                                             3,277             2,585
  Other current assets                                            1,431             1,431
                                                               --------          --------
      TOTAL CURRENT ASSETS                                       32,513            11,099

Property and equipment, net                                       6,000             7,000
Advances receivable - member                                     24,920            24,920
                                                               --------          --------

      TOTAL ASSETS                                             $ 63,433          $ 43,019
                                                               ========          ========

                           LIABILITIES AND NET ASSETS

CURRENT LIABILITIES
  Accounts payable                                             $ 18,769          $ 14,670
  Other accounts payable                                          1,158             2,000
  Loans payable - member                                         31,000            31,000
                                                               --------          --------
      TOTAL CURRENT LIABILITIES                                  50,927            47,670
                                                               --------          --------
      TOTAL LIABILITIES                                          50,927            47,670
                                                               --------          --------
MEMBERS' EQUITY
  Members' contribution                                             100               100
  Retained earnings                                              12,406            (4,751)
                                                               --------          --------
      NET MEMBERS' EQUITY/(DEFICIT)                              12,506            (4,651)
                                                               --------          --------

      TOTAL LIABILITIES AND NET ASSETS                         $ 63,433          $ 43,019
                                                               ========          ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                            STATEMENTS OF OPERATIONS
                                   (unaudited)

                                               For the Three Months Ended           For the Six Months Ended
                                                         June 30,                            June 30,
                                               --------------------------          --------------------------
                                                 2011              2010              2011              2010
                                               --------          --------          --------          --------

Sales                                          $ 33,355          $205,697          $ 76,144          $346,421
Cost of Sales                                    20,220           114,325            40,432           199,388
                                               --------          --------          --------          --------
Gross Profit                                     13,135            91,372            35,712           147,033

EXPENSES
  Selling, general and adminitrative             14,979            42,716            33,418            71,792
  Interest expense                                   --                --                --                --
  Depreciation                                      500               500               360             1,000
  Bad debt                                          730                --               730                --
                                               --------          --------          --------          --------
TOTAL EXPENSES                                   16,209            43,216            34,508            72,792
                                               --------          --------          --------          --------
Surplus from operations                          (3,074)           48,156             1,204            74,241
                                               --------          --------          --------          --------

NET PROFIT                                     $ (3,074)         $ 48,156          $  1,204          $ 74,241
                                               ========          ========          ========          ========


   The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION LLC
              Condensed Consolidated Statements of Members' Equity

                                                   Member           Additional         Accumulated
                                                Contribution       Contribution          Deficit            Total
                                                ------------       ------------          -------            -----
Beginning balance, January 1, 2010                $    100           $     --           $(16,743)          $(16,643)

Net loss, year ended December 31, 2010                                                    25,750             25,750

Members' distribution                                                                    (13,758)           (13,758)
                                                  --------           --------           --------           --------
BALANCE DECEMBER 31, 2010                              100                 --             (4,751)            (4,651)
                                                  --------           --------           --------           --------

Members' distribution                                                                     15,953             15,953

Net loss, six months ended June 30, 2011                                                   1,204              1,204
                                                  --------           --------           --------           --------

BALANCE JUNE 30, 2011                             $    100           $     --           $ 12,406           $ 12,506
                                                  ========           ========           ========           ========


                See accompanying notes to financial statements.

                               YOUNG AVIATION, LLC
                            STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                         For the Six Months Ended
                                                                                 June 30,
                                                                        ---------------------------
                                                                          2011               2010
                                                                        --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $  1,204           $ 74,241
  Adjustments to reconcile increase(decrease) in net assets
   to cash provided by operating activities:
     Depreciation                                                          1,000              1,000
  Changes in operating assets and liabilities:
     (Increase) in inventory                                             (27,705)                --
     (Increase) in other accounts receivable                                (692)           (36,470)
     (Decrease) in accounts payables                                        (842)           (13,079)
     Increase in other payables                                            4,099                775
     Increase in accrued interest payable                                     --             13,885
                                                                        --------           --------
           NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES           (22,935)            40,352
                                                                        --------           --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Member distribution                                                     15,953             (6,817)
                                                                        --------           --------
           NET (CASH USED) IN INVESTING ACTIVITIES                        15,953             (6,817)
                                                                        --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Decrease/(increase) in loans to members                                     --               (500)
                                                                        --------           --------
           NET CASH USED IN PROVIDED BY FINANCING ACTIVITIES                  --               (500)
                                                                        --------           --------
(DECREASE) INCREASE IN CASH                                               (6,983)            33,035

CASH - BEGINNING OF PERIOD                                                 7,083                 21
                                                                        --------           --------

CASH - END OF YEAR                                                      $    100           $ 33,056
                                                                        ========           ========


    The accompanying notes are an integral part of these financial statements

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                   (Unaudited)


Note 1.  Description of Business:

Young Aviation, LLC (" Young Aviation" or the "Company"), a privately held, minority-owned Florida limited liability company located in Sunrise, Florida, is a diversified broker and supplier of parts, products and services to the worldwide aviation, aerospace, government and defense markets. The Company services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators ("FBO's"), leasing companies and after market suppliers.

Founded in 2004, Young Aviation, LLC was organized in the state of Florida on May 10, 20044 The Company services a broad range of commercial and military clients such as aircraft leasing companies, major airlines, repair stations, leasing companies and after market suppliers.

We are accredited to FAA Advisory Circular AC 00-56 and TAC2000. We are a registered U.S. GSA government contractor. And we hold U.S. Defense Department Form 23245 for military critical technical data.

     The Company currently operates in three business segments:

     *    Aviation Supply Chain
     *    Aircraft Maintenance Support
     *    Asset Management

Our customers include industry leaders Boeing, Moog, Flightstar, Woodward HRT and L3 Communications. We are a fast-growing vendor of aviation and aerospace parts and components, electromechanical, hydraulic and guidance systems, surplus materials, military equipment and defense electronic components.

In order to provide working capital, Young Aviation borrowed an aggregate amount of $31,000 from investors during the period April 2007 to present.

Note 2. Summary of Significant Accounting Policies:

This summary of significant accounting policies is provided to assist the reader in understanding the Company's financial statements. The financial statements and notes thereto are representations of the Company's management. The Company's management is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Basis of Presentation - The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the disclosures included in these financial statements are adequate to make the information presented not misleading.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                   (Unaudited)


Note 2. Summary of Significant Accounting Policies: (continued)

The unaudited financial statements included in this document have been prepared on the same basis as the annual financial statements and in management's opinion, reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto for the years ended December 31, 2010 and 2009 that are included as Exhibit 99.2 elsewhere in this filing. The results of operations for the three and six month periods ended June 30, 2011 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable - The Company's accounts receivable are unsecured and the Company is at risk to the extent such amounts become uncollectible. Management continually monitors accounts receivable balances and provides for an allowance for doubtful accounts at the time collection becomes questionable based on payment history or age of the receivable. The Company sells products and services and generally factors the receivable amount on terms of immediately receiving 80% of the invoice amount from the factor upon shipment and the remaining 20% upon collection by the factor from the customer. The Company is charged financing fees on late payments and a nominal factoring fee by the factor. Accounts receivable are charged to the allowance for bad debts when the Company has exhausted all reasonable means of collection. At June 30, 2011, management deemed that all accounts receivable were fully collectible and that no bad debt reserve was required.

Property and Equipment - Property and equipment are stated at historical cost, which consists of the net book value of the assets carried on the prior company's books. Depreciation is computed over the estimated useful lives of the assets using the straight-line method generally over a 3 to 5-year period. Leasehold improvements will be amortized on the straight-line method over the life of the related lease. Expenditures for ordinary maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the account and any gain or loss is reflected in the statement of operations. Depreciation expense for property and equipment is recorded as either cost of goods sold or general and administrative expense, depending on the use of the assets.

Impairment of Long Lived Assets - The Company evaluates its long-lived assets for impairment, in accordance with FASB ASC 360-10, when events or changes in circumstances indicate that the related carrying amount may not be recoverable. Impairment is considered to exist if the total estimated future cash flow on an undiscounted basis is less than the carrying amount of the related assets. An

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                   (Unaudited)


Note 2. Summary of Significant Accounting Policies: (continued)

impairment loss is measured and recorded based on the discounted estimated future cash flows. Changes in significant assumptions underlying future cash flow estimates or fair values of assets may have a material effect on the Company's financial position and results of operations. No such impairment was indicated at June 30, 2011.

Shipping and Handling Costs - The Company includes shipping and handling costs that are billed to our customers in revenue and the actual costs incurred for shipping and handling are included in costs of goods sold in accordance with the provisions of FASB ASC 605-45-45-20. The related costs are considered necessary to complete the revenue cycle.

Revenue Recognition - The Company recognizes revenue from product sales when persuasive evidence of an arrangement exists, shipment has occurred, the seller's price to the buyer is fixed or determinable and collectability is reasonably assured.

Selling and Marketing Expenses - Selling and marketing expenses are expensed as incurred. These expenses were $1,796 and $955, respectively, for the six month periods ended June 30, 2011 and 2010 and consisted of the following:

                                                         2011           2010
                                                        ------         ------

Advertising fees                                        $  138         $  265
Promotional travel                                         590            411
Marketing recruitment and materials                      1,068            279
                                                        ------         ------

Total Selling and Marketing Expenses                    $1,796         $  955
                                                        ======         ======

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                  (Unaudited)


Note 2. Summary of Significant Accounting Policies: (continued)

General and Administrative Expenses - General and administrative expenses are expensed as incurred. These expenses were $32,543 and $71,837, respectively, for the six month periods ended June 30, 2011 and 2010 and consisted of the following:

                                                         2011            2010
                                                       --------        --------

Depreciation and amortization                          $  1,000        $  1,000
Computer and internet                                     5,680          11,723
Insurance                                                    --              --
Licenses and permits                                        139           1,500
Payroll and compensation                                     66          10,765
Accounting fees                                             600             540
Legal fees                                                   --           4,650
Consulting and contracting fees                           2,796          14,111
Rent and occupancy expenses                               9,619           5,356
Factoring fees                                            2,450           2,257
Travel expenses                                           2,031             954
Interest expense                                            775           9,901
Office and administrative expenses                        6,657           9,080
Bad debt expense                                            730              --
                                                       --------        --------

Total General & Administrative Expenses                $ 32,543        $ 71,837
                                                       ========        ========

Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

Financial instruments potentially subjecting the Company to concentrations of credit risk consist principally of accounts receivable. As of June 30, 2011, there was no outstanding accounts receivable balance.


Use of Estimates - The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting period.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                   (Unaudited)


Note 2. Summary of Significant Accounting Policies: (continued)

Income Taxes - The Company will account for its income taxes under the provisions of FASB-ASC-10 "Accounting for Income Taxes." This statement requires the use of the asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates. The Company will provide a valuation allowance against its deferred tax assets when the future realizability of the assets is no longer considered to be more likely than not.

The Company will account for uncertain tax positions in accordance with FASB ASC 740-10, 30 and 270, "Accounting for Uncertainty in Income Taxes." The
application of income tax law is inherently complex. As such, the Company is required to make certain assumptions and judgments regarding its income tax positions and the likelihood whether such tax positions would be sustained if challenged. Interest and penalties related to uncertain tax provisions are recorded as a component of the provision for income taxes. Interpretations and guidance surrounding income tax laws and regulations change over time. As such, changes in the Company's assumptions and judgments can materially affect amounts recognized in the Company's consolidated balance sheets and statement of operations.

Note 3. Liquidity and Operations:

The Company had net income of $564 and $74,241, for the six month periods ended June 30, 2011 and 2010, respectively.

As of June 30, 2011, the Company had no cash and cash equivalents, no accounts receivable and accounts payable of approximately $200. The Company is confident that it has sufficient liquidity for the next twelve months based on financing and contracts currently being finalized.

Note 4. Balance Sheet Information:

Cash and Cash Equivalents consisted of the following at June 30, 2011 and December 31, 2010:

                                                     June 30,      December 31,
                                                       2011           2010
                                                      ------         ------

Checking account                                      $  100         $2,031
Money Market account                                    (442)         5,052
                                                      ------         ------

Total Cash and cash equivalents                       $ (342)        $7,083
                                                      ======         ======

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                   (Unaudited)


Note 4. Balance Sheet Information: (continued)

The negative cash balance of $342 at June 30, 2011 is included with Other payables as a liability on the June 30, 2011 financial statements.

Accounts receivable - There is no outstanding accounts receivable balance at June 30, 2011. When products are shipped to our large customers, the invoice amounts are normally factored with our factoring agent, Paragon Financial Group, Inc. We are immediately advanced 80% of the amount of factored invoices with the remaining 20% paid to us when collected by our agent.

Advances receivable-member - During the year ended December 31, 2010, the Company's chief executive officer was advanced funds in the aggregate amount of $25,000 by the Company. The advance is reflected as advances receivable - member on the accompanying June 30, 2011 and 2010 balance sheets in the amount of $24,920, is non-interest bearing and is due to the Company on demand.

Inventory - Inventory consists of units and parts and is stated at lower of historical cost or current cost. Management will establish a reserve for damaged and discontinued inventory when determined necessary. At June 30, 2011 no reserve was required.

Other current assets in the amount of $1,431 at June 30, 2011 and December 31, 2010 consists of a one month security deposit, pursuant to the terms of our lease agreement with our landlord.

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. Depreciation of property and equipment is provided using the straight-line method with estimated lives ranging from 3 to 5 years as follows at June 30, 2011 and December 31, 2010.

                                                  June 30,        December 31,
                                                    2010              2009
                                                  --------          --------

Vehicle                                           $ 10,000          $ 10,000
Software                                             2,675             2,675
Equipment                                              313               313
                                                  --------          --------
                                                    12,988            12,988
Less Accumulated depreciation                       (6,988)           (5,988)
                                                  --------          --------

Total Property and equipment, net                 $  6,000          $  7,000
                                                  ========          ========

Depreciation expense for the six month period ended June 30, 2011 and for the annual period ended December 31, 2010 was $1,000 and 2,000, respectively, and was recorded as a general and administrative expense. The use of our property and equipment determines if the depreciation is recorded as cost of goods sold or as general and administrative expenses.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                  (Unaudited)


Note 4. Balance Sheet Information: (continued)

Notes Payable - The Company had two separate Notes Payable with individuals at June 30, 2011 and December 31, 2010.

                                                     June 30,       December 31,
                                                       2011            2010
                                                     --------        --------

Note payable - Party number 1                        $ 25,000        $ 25,000
Note payable - Party number 2                           6,000           6,000
                                                     --------        --------

Total notes payable                                  $ 31,000        $ 31,000
                                                     ========        ========

As of June 30, 2011 and December 31, 2010, the Company had issued Notes Payable with two separate individuals. Both notes were issued when the individuals loaned money to the Company to be used for working capital purposes, are unsecured and bear interest at the rate of 5%. The aggregate amount of accrued interest on both Notes is reflected as other payables in the amounts of $4,748 and $3,973, respectively, on the accompanying June 30, 2011 and December 31, 2010 balance sheets.

Other Payables - The Company had Other Payables consisting of the following at June 30, 2011 and December 31, 2010:

                                                     June 30,       December 31,
                                                       2011            2010
                                                     --------        --------

Accrued expenses                                     $ 10,788        $  4,497
Accrued interest payable                                4,748           3,973
Accrued payroll taxes                                      --           2,000
Sales tax payable                                       1,158              --
Overdrawn cash position                                  (342)             --
                                                     --------        --------

Total Other payables                                 $ 16,352        $ 10,470
                                                     ========        ========

Note 5. Members' Equity:

The Company's managing member and chief operating officer, Joel Young, decided the initial value of the member's equity to be $100 when the Company was formed on May 10, 2004.

Note 6. Commitments and Contingencies:

Operating Leases -- The Company has been leasing corporate offices and warehouse facilities in Sunrise, Florida since 2006. Commencing May 23, 2011 the Company began leasing additional warehouse space. The current lease, including the additional warehouse space, is valid through January 31, 2013 at the monthly charge of $1,493 and can be renewed by the parties prior to the termination.

                               YOUNG AVIATION, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2011
                                  (Unaudited)


Note 7. Related Party Transactions:

As described in Note 4, above, the Company advanced funds and holds an advance receivable of approximately $25,000 from the President and Chief Executive Officer of the Company, Joel Young. The advance amount is due upon request by the Company.

Note 8. Subsequent Events:

Other than the events  noted below,  the Company is not aware of any  subsequent
events  which  would  require   recognition   or  disclosure  in  the  financial
statements.

In August of 2011, in an effort to raise up to $500,000 for expansion and market growth, the Company began to distribute a Private Placement Offering.

On September 2, 2011, the Company entered into a Share Exchange Agreement with Datamill Media Corp. in which Young Aviation would become a wholly-owned subsidiary of Datamill Media Corp. upon closing of the transaction.